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                          ALTERNATIVE RESOURCES CORPORATION

                                 AMENDED AND RESTATED
                             INCENTIVE STOCK OPTION PLAN

    1. PURPOSE. The Alternative Resources Corporation Incentive Stock Option Plan (the "PLAN"), as amended and restated, is intended to provide incentives which will attract and retain highly competent persons as officers, key employees and independent contractor consultants of Alternative Resources Corporation and its subsidiaries (the "COMPANY"), by providing them opportunities to acquire shares of Common Stock of the Company ("COMMON STOCK") or to receive monetary payments based on the value of such shares pursuant to the Awards described herein.

    2. ADMINISTRATION. The Plan will be administered by the Compensation Committee (the "COMMITTEE") appointed by the Board of Directors of the Company from among its members which shall be comprised of not less than two non-employee members of the Board; PROVIDED, HOWEVER, that as long as the Common Stock of the Company is registered under the Securities Exchange Act of 1934, members of the Committee must qualify as disinterested persons within the meaning of Securities and Exchange Commission Regulation Section 240.16b-3. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving his or her bad faith, gross negligence or fraud, for any act or failure to act by such member of the Board or employee.

    3. PARTICIPANTS. Participants will consist of such officers, key employees and independent contractor consultants of the Company as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Awards under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Awards as granted to the participant in any year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the amount and type of their respective Awards. In addition, non-employee directors of the Company shall have the benefits provided in Section 6(h) hereof.

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    4.  TYPES OF AWARDS.  Awards under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Stock Awards, and (d) Performance Units, all as described below (collectively "AWARDS").

    5. SHARES RESERVED UNDER THE PLAN. There is hereby reserved for issuance under the Plan an aggregate of three million two hundred sixty-four thousand (3,264,000) shares of Common Stock, which may be authorized but unissued or treasury shares. Any shares subject to an Award hereunder may thereafter be subject to new Awards under this Plan if there is a lapse, cancellation, expiration, or termination of any such Awards prior to issuance of the shares or if shares are issued under such Awards and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof.

    6.  STOCK OPTIONS.  "STOCK OPTIONS" will consist of awards from the
Company, in the form of agreements, which will enable the holder to purchase a specific number of shares of Common Stock, at set terms and at a fixed purchase
price.    Stock Options may be "INCENTIVE STOCK OPTIONS" within the meaning of
Section 422 of the Internal Revenue Code ("INCENTIVE STOCK OPTIONS") or Stock Options which do not constitute Incentive Stock Options ("NONQUALIFIED STOCK OPTIONS"). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:

         (a) EXERCISE PRICE. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine at the date of grant provided, however, that the per-share exercise price for Incentive Stock Options shall not be less than 100% of the Fair Market Value of the Common Stock on the date the option is granted and provided further that the per-share exercise price for Nonqualified Stock Options shall not be less than 85% of the Fair Market Value of the Common Stock on the date the option is granted.

         (b) PAYMENT OF EXERCISE PRICE. The option exercise price may be paid by check or, in the discretion of the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant; provided, however, that option agreements may provide that payment of the exercise price by delivery of shares of Common Stock of the Company then owned by the participant may be made only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Committee. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions

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to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

         (c) EXERCISE PERIOD. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee, PROVIDED, HOWEVER that no Stock Options shall be exercisable earlier than six months after the date they are granted.
In addition, Stock Options shall not be exercisable later than ten years after the date they are granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option at the date of grant, provided however that if a participant's employment or engagement with the Company is terminated other than by reason of the participant's death or disability, the participant's option will terminate thirty (30) days after such termination, and in the event of a termination due to death or disability, the participant's option will terminate six (6) months after such termination.

         (d) LIMITATIONS ON STOCK OPTIONS. Incentive Stock Options may be granted only to participants who are employees of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Internal Revenue
Code) at the date of grant. The aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company) shall not exceed $100,000. Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, unless the option price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option.

         (e) REDESIGNATION AS NON-QUALIFIED STOCK OPTIONS. Options designated as "INCENTIVE STOCK OPTIONS" that fail to continue to meet the requirements of
Section 422 of the Internal Revenue Code shall be redesignated as non-qualified options for Federal income tax purposes automatically without further action by the Committee on the date of such failure to continue to meet the requirements of Section 422 of the Code.

         (f) LIMITATION OF RIGHTS IN SHARES. The recipient of a Stock Option shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares subject thereto except to the extent that the Stock Option shall have been exercised and, in addition, a certificate shall have been issued and delivered to the participant.

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         (g)  INDIVIDUAL LIMITATION ON NUMBER OF SHARES.  The number of shares subject to Stock Options which may be granted during any calendar year to any one participant shall not exceed two hundred six thousand four hundred (206,400) shares.

         (h) AUTOMATIC GRANT TO NON-EMPLOYEE DIRECTORS. Each non-employee director of the Company who is a member of the Board on the date of the Company's annual meeting of shareholders, beginning with the 1995 annual meeting and continuing for each annual meeting thereafter, and each non-employee director of the Company who becomes a member of the Board for the first time other than at the time of the Company's annual meeting of shareholders, shall automatically receive, on the date of such annual meeting, or on the date such person first becomes a member of the Board, as the case may be, a Nonqualified Stock Option to purchase 5,000 shares of Common Stock, at an exercise price per share equal to 100% of the Fair Market Value of the Common Stock on the date of receipt of such option. Any options granted under this Section 6(h) shall not be exercisable for a period of one year from the date of grant and will terminate upon the earlier of (i) ninety (90) days after the date on which the director ceases to serve on the Board or (ii) ten (10) years after the date of grant of the option. For purposes of this Plan, a non-employee director is any person who is a member of the Board of the Company and who is neither an employee of the Company nor affiliated with a controlling shareholder of the Company.

    7. STOCK APPRECIATION RIGHTS. The Committee may, in its discretion, grant Stock Appreciation Rights to the holders of any Stock Options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of and without relation to options. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose from time to time, including the following:

         (a)  A Stock Appreciation Right relating to a Nonqualified Stock
Option may be made part of such option at the time of its grant or at any time thereafter up to six months prior to its expiration, and a Stock Appreciation Right relating to an Incentive Stock Option may be made part of such option only at the time of its grant.

         (b) Each Stock Appreciation Right will entitle the holder to elect to receive the appreciation in the Fair Market Value of the shares subject thereto up to the date the right is exercised. In the case of a right issued in relation to a Stock Option, such appreciation shall be measured from not less than the option price and in the case of a right issued independently of any Stock Option, such appreciation shall be measured from not less than 85% of the Fair Market Value of the Common Stock on the date the right is granted. Payment of such appreciation shall be made in cash or in Common Stock, or a combination thereof, as set forth in the award, but no Stock Appreciation Right shall entitle the holder to receive, upon exercise thereof, more than the number of shares of Common Stock (or cash of equal value) with respect to which the right is granted.

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         (c)  Each Stock Appreciation Right will be exercisable at the times and to the extent set forth therein, but no Stock Appreciation Right may be exercisable earlier than six months after the date it was granted or later than the earlier of (i) the term of the related option, if any, or (ii) fifteen years after it was granted. Exercise of a Stock Appreciation Right shall reduce the number of shares issuable under the Plan (and the related option, if any) by the number of shares with respect to which the right is exercised.

         (d) The number of shares subject to Stock Appreciation Rights which may be granted during any calendar year to any one participant shall not exceed two hundred six thousand four hundred (206,400) shares.

    8. STOCK AWARDS. Stock Awards will consist of Common Stock transferred to participants without other payment therefor as additional compensation for services rendered or to be rendered to the Company. Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares and rights of the Company to reacquire such shares for no consideration upon termination of the participant's employment within specified periods. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody until the restrictions thereon shall have lapsed. Except as otherwise provided in the written Stock Award, each participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

    9. PERFORMANCE UNITS. Performance Units may be awarded either alone or in addition to other Awards granted under this Plan and shall consist of the right to receive Common Stock or cash of an equivalent value at the end of a specified Performance Period (defined below). The Committee shall determine the participants to whom and the time or times at which shall be awarded, the number of Performance Units to be awarded to any person, the duration of the period (the "PERFORMANCE PERIOD") during which, and the conditions under which, receipt of the Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in this Section 9. The Committee may condition the grant of Performance Units upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine. Performance Units awarded pursuant to this Section 9 shall be subject to the following terms and conditions:

         (a) DIVIDENDS. Unless otherwise determined by the Committee at the time of the grant of the Award, amounts equal to any dividends declared during

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the Performance Period with respect to the number of shares of Common Stock covered by a Performance Unit Award will not be paid to the participant.

         (b) PAYMENT. Subject to the provisions of the written Award and this Plan, at the expiration of the Performance Period, share certificates and/or cash of an equivalent value (as the Committee may determine) shall be delivered to the participant, or his or her legal representative, in a number or amount equal to the vested shares covered by the Performance Unit Award.

         (c) TERMINATION OF EMPLOYMENT. Subject to the applicable provisions of the written Award and this Plan, upon termination of a participant's employment with the Company for any reason during the Performance Period for a given Award, the Performance Units in question will vest or be forfeited in accordance with the terms and conditions established by the Committee.

    10.  ADJUSTMENT PROVISIONS.

         (a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Common Stock) or make a distribution of cash or property which has a substantial impact on the value of issued Common Stock, the total number of shares available for Awards under this Plan shall be appropriately adjusted and the number of shares covered by each outstanding Award and the reference price or Fair Market Value for each outstanding Award shall be adjusted so that the net value of such Award shall not be changed.

         (b) In the case of any sale of assets, merger, consolidation, combination or other corporate reorganization or restructuring of the Company with or into another corporation which results in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "ACQUISITION"), subject to the provisions of this Plan and any limitation applicable to the Award:

              (i) any Participant to whom a Stock Option has been granted shall have the right thereafter and during the term of the Stock Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of the Stock Option or portion thereof, as the case may be, immediately prior to the Acquisition;

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              (ii)  any Participant to whom a Stock Appreciation Right has been granted shall have the right thereafter and during the term of such right to receive upon exercise thereof the difference on the exercise date between the aggregate Fair Market Value of the Acquisition Consideration receivable upon such acquisition by a holder of the number of shares of Common Stock which are covered by such right and the aggregate reference price of such right; and

              (iii) any Participant to whom Performance Units have been awarded shall have the right thereafter and during the term of such Award, upon fulfillment of the term of the Award, to receive on the date or dates set forth in the Award, the Acquisition Consideration receivable upon such acquisition by a holder of the number of shares of Common Stock which are covered by such Award.

The term "ACQUISITION CONSIDERATION" shall mean the kind and amount of securities, cash or other property or any combination thereof receivable in respect of one share of Common Stock upon consummation of an Acquisition.

         (c) Notwithstanding any other provision of this Plan, the Committee may authorize the issuance, continuation or assumption of Awards or provide for other equitable adjustments after changes in the Common Stock resulting from any other merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence upon such terms and conditions as it may deem equitable and appropriate.

         (d) In the event that another corporation or business entity is being acquired by the Company, and the Company assumes outstanding employee stock options and/or stock appreciation rights and/or the obligation to make future grants of options or rights to employees of the acquired entity, the aggregate number of shares of Common Stock available for Awards under this Plan shall be increased accordingly.

    11.  NONTRANSFERABILITY.

         (a) Each Award granted under the Plan to a participant shall not be transferable by him otherwise than by law or by will or the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him. In the event of the death of a participant while the participant is rendering services to the Company, each Award theretofore granted to him shall be exercisable during the period of six (6) months after his death (but not beyond the stated duration of the Award) and then only: (i) by the executor or

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administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Award shall pass by will or the laws of descent and distribution; and (ii) to the extent that the deceased participant was entitled to do so at the date of his death.

         (b) Notwithstanding Section 11(a), in the discretion of the Committee, Awards granted hereunder may be transferred to members of the participant's immediate family (which for purposes of this Plan shall be limited to the participant's children, grandchildren and spouse), or to one or more trusts for the benefit of such family members or partnerships in which such family members and/or trusts are the only partners, but only if the Award expressly so provides.

    12. OTHER PROVISIONS. Awards under the Plan may also be subject to such other provisions (whether or not applicable to the Award granted to any other participant) as the Committee determines appropriate, including without limitation, provisions for the installment purchase of Common Stock under Stock Options, provisions for the installment exercise of Stock Appreciation Rights, provisions to assist the participant in financing the acquisition of Common Stock, provisions for the forfeiture of, or restrictions on resale or other disposition of Shares acquired under any form of Award, provisions for the acceleration of vesting and/or the payment of the value of Awards to participants in the event of a change of control of the Company, provisions for the forfeiture of, or provisions to comply with Federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

    13. FAIR MARKET VALUE. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value of Common Stock shall be the mean between the highest and lowest sale prices for the Company's Common Stock as reported in THE WALL STREET JOURNAL under the heading "NASDAQ National Market" (or equivalent recognized source of quotations) on the date of calculation (or on the next preceding trading date if Common Stock was not traded on the date of calculation), provided, however, that if the Company's Common Stock is not at any time listed for trading on the NASDAQ National Market System, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock of the Company.

    14. WITHHOLDING. All payments or distributions made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it an amount sufficient to satisfy applicable federal, state and local tax withholding requirements, if any, prior to the delivery of any certificates for such Common Stock. The Committee may, in its discretion and subject to such rules as it may adopt, permit an optionee or award holder to
(i) pay all or a portion of the federal, state and local withholding taxes

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arising in connection with the exercise of a Stock Option, or (ii) the receipt of a Stock Award, by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount to be withheld.

    15. TENURE. A participant's right, if any, to continue to serve the Company as an officer, employee, independent contractor consultant or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan, nor shall this Plan in any way interfere with the right of the Company, subject to the terms of any separate employment agreement or other agreement to the contrary, at any time to terminate such employment or engagement or to increase or decrease the compensation of the participant from the rate in existence at the time of the grant of an Award.

    16. DURATION, AMENDMENT AND TERMINATION. No Award shall be granted after December 31, 2003; provided, however, that the terms and conditions applicable to any Award granted prior to such date may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder or under any other present or future plan of the Company, Awards may be granted to such participant in substitution and exchange for, and in cancellation of, any Awards previously granted such participant under this Plan, or any other present or future plan of the Company. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time PROVIDED, HOWEVER, that Section 6(h) of this Plan may not be amended more frequently than once every six months. However, no action authorized by this paragraph shall change the terms and conditions of any existing Award without the participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Company, (i) materially increase the total number of shares which may be issued under the Plan; (ii) materially modify the requirements as to eligibility for Awards under the Plan; (iii) result in any member of the Committee losing his or her status as a disinterested person under Securities and Exchange Commission Regulation Section 240.16b-3 to the extent applicable; (iv) result in the Plan losing its status as a protected plan under Securities and Exchange Commission Rule 16b-3 to the extent applicable; or (v) extend the term of this Plan.

    17. GOVERNING LAW. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Illinois (regardless of the law that might otherwise govern under applicable Illinois principles of conflict of laws).

    18. STOCKHOLDER APPROVAL. The Plan was adopted by the Board of Directors of the Company and the stockholders on April 29, 1994 and was amended by the Board of Directors of the Company on December 21, 1995, February 14, 1996 and April 16, 1996 and by the stockholders on April 26, 1996.

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